UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2015

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Item 8.01	Other Events.

On May 4, 2015, the Office of Comptroller of the Currency ("OCC") notified Naugatuck Valley Savings and Loan (the "Bank"), the wholly-owned subsidiary of Naugatuck Valley Financial Corporation (the “Company), that the Formal Agreement between the Bank and the OCC dated January 17, 2012 (the “Agreement”) was terminated.

In addition to the termination of the Agreement, the OCC notified the Bank that it no longer requires the Bank to maintain the individual minimum capital requirements (“IMCRs”) imposed on June 4, 2013 in excess of the standard regulatory capital requirements. The Company issued a press release on May 5, 2015 disclosing the termination of the Agreement and the removal of the IMCRs, a copy of which is filed as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1 – Press Release Dated May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: May 5, 2015	By:	/s/ William C. Calderara
William C. Calderara
President and Chief Executive Officer